UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File number)	Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including are code: (417) 926-5151

                                              NA                                                    .
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On May 1, 2008, First Bancshares, Inc. issued a news release announcing earnings for the quarter ended March 31, 2008.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein, by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

    99.1 Press Release of First Bancshares, Inc., dated May 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	FIRST BANCSHARES, INC.

/s/Ronald J. Walters
Ronald J. Walters
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index
Exhibit Number	Description of Exhibit

99.1	Press Release of First Bancshares, Inc. dated May 1, 2008

FIRST BANCSHARES, INC. ANNOUNCES THIRD QUARTER FISCAL 2008 RESULTS

Mountain Grove, Missouri (May 1, 2008) – First Bancshares, Inc. (“Company”) (NASDAQ - FstBksh : FBSI), the holding company for First Home Savings Bank (“Bank”), today announced earnings for the third quarter of its fiscal year ending June 30, 2008.

For the quarter ended March 31, 2008, the Company had a net loss of $32,000, or $0.02 per share – basic and diluted, compared to net income of $192,000, or $0.12 per share – basic and diluted for the comparable period in 2007.  The decrease in net income for the quarter ended March 31, 2008 when compared to the prior year is attributable to an increase in the provision for loan losses, and to a lesser extent, an increase in non-interest expense, which was partially offset by increases in net interest income and non-interest income.

Net interest income increased by $351,000 during the quarter ended March 31, 2008 compared to the prior year. This was the result of an increase of $253,000, or 7.3%, in interest income from $3.4 million in the fiscal 2007 third quarter to $3.7 million in the fiscal 2008 third quarter, and by a decrease of $99,000, or 5.2%, in interest expense from $1.9 million in the third quarter of fiscal 2007 to $1.8 million in the comparable quarter of fiscal 2008. The increase in interest income was the result of an increase of $9.8 million in average interest-earning assets during the quarter and an increase of 10 basis points in the average yield on interest-earning assets. The decrease in interest expense was the result of a decrease of 35 basis points in the average cost of interest-bearing liabilities, which was partially offset by an increase of $6.2 million in average interest-bearing liabilities during the fiscal 2008 third quarter.

There was an increase of $17,000 in non-interest income during the quarter ended March 31, 2008 compared to the same quarter in the prior year. This was the result of an increase of $84,000 in fee income, a gain on the sale of loans of $112,000 during the third quarter of fiscal 2008 and an increase of $6,000 in other non-interest income. There was no gain on sale of loans during the quarter ended March 31, 2007 since the Bank’s loan production office in Springfield, Missouri did not open until March 2007. These increases were partially offset by decreases in gain on the sale of property, income from Bank Owned Life Insurance and gain on the sale of securities available-for-sale. The gain on the sale of securities available-for-sale during the fiscal 2007 quarter did not recur during the fiscal 2008 quarter.

An analysis of the allowance for loan losses, including delinquent loans, non-performing loans and classified loans resulted in a $428,000 provision for loan losses during the quarter ended March 31, 2008 compared to a $40,000 provision based on the similar analysis done for the quarter ended March 31, 2007. Non-performing assets increased from $3.4 million, or 1.4% of total assets, at December 31, 2007 to $3.9 million, or 1.6% of total assets at March 31, 2008.  The increase in non-performing assets consisted of an increase of $323,000 in non-accrual loans and an increase of $263,000 in real estate owned and other repossessed assets, which were partially offset by a decrease of $74,000 in loans 90 days or more delinquent and still accruing interest. Almost all of the increase in non-accrual loans consisted of commercial business loans.

Non-interest expense increased by $173,000 during the quarter ended March 31, 2008 compared to the same quarter one year earlier.  There were increases in compensation and benefits, occupancy and equipment expense, deposit insurance premiums and other non-interest expenses which were partially offset by a decrease in professional fees. The increase in income taxes was due primarily to the impact of loan charge offs on the deferred tax benefit. The actual charge offs reduced the benefit which was calculated based on the statutory tax rates while the current benefit was calculated based on the effective rates.

For the nine months ended March 31, 2008, the Company had net income of $281,000, or $0.18 per share – basic and diluted, compared to net income of $265,000, or $0.17 per share – basic and diluted for the comparable period in fiscal 2007.  The increase in net income for the nine months ended March 31, 2008 when compared to the prior year is attributable to an increase in net interest income and an increase in non-interest income. These items were partially offset by increases in the provision for loan losses, non-interest expense and income taxes.

Net interest income increased by $625,000 during the nine months ended March 31, 2008 compared to the prior year. This was the result of an increase of $1.2 million, or 11.5%, in interest income from $10.1 million in the nine months ended March 31, 2007 to $11.2 million in the nine months ended March 31, 2008. The increase in interest income was the result of an increase of $15.2 million in average interest-earning assets and an increase of 23 basis points in the average yield on interest-earning assets during the fiscal 2008 period compared to the same period a year earlier. This was partially offset by an increase of $536,000, or 13.2%, in interest expense from $5.3 million in the fiscal 2007 period to $5.9 million in the comparable fiscal 2008 period. The increase in interest expense was the result of an increase of $12.0 million in interest-bearing liabilities and an increase of 11 basis points in the cost of interest-bearing liabilities. The net interest margin for the nine months ended March 31, 2008 was 3.19% compared to 3.03% for the same nine month period one year earlier.

There was an increase of $255,000, or 13.3%, in non-interest income during the nine months ended March 31, 2008 compared to the same period in the prior year. This was the result of an increase in of $167,000 in fee income and a gain on the sale of loans of $376,000 during the nine months ended March 31, 2008. There was no gain on sale of loans during the nine months ended March 31, 2007. These increases were partially offset by decreases in gain on the sale of securities available-for-sale, gain on the sale of property, income from Bank Owned Life Insurance and other non-interest income. The gain on the sale of securities available-for-sale during the first nine months of fiscal 2007 did not recur during the first nine months of fiscal 2008.

An analysis of the allowance for loan losses, including delinquent loans, non-performing loans and classified loans resulted in a $581,000 provision for loan losses during the nine months ended March 31, 2008 compared to a $280,000 provision based on the similar analysis done for the nine months ended March 31, 2007. Non-performing assets increased from $3.5 million, or 1.5% of total assets, at June 30, 2007 to $3.9 million, or 1.6% of total assets at March 31, 2008.  The increase in non-performing assets consisted of an increase of $7,000 in non-accrual loans and an increase of $697,000 in real estate owned and other repossessed assets, which were partially offset by a decrease of $359,000 in loans 90 days or more delinquent and still accruing interest. There was an  increase of $136,000 in non-accrual commercial business loans, which was offset by decreases in real estate loans of $126,000 and consumer loans of $3,000.

Non-interest expense increased by $347,000, or 5.7%, during the nine months ended March 31, 2008 compared to the same period one year earlier.  There were increases in compensation and benefits, occupancy and equipment expense, professional fees, deposit insurance premiums and other non-interest expenses. The increase in income taxes was due primarily to the impact of loan charge offs on the deferred tax benefit. The actual charge offs reduced the benefit which was calculated based on the statutory tax rates while the current benefit was calculated based on the effective rates.

Total consolidated assets at March 31, 2008 were $249.0 million, compared to $241.3 million at June 30, 2007, representing an increase of $7.7 million, or 3.2%.  Stockholders’ equity at March 31, 2008 was $27.5 million, or 11.0% of assets, compared with $26.5 million, or 11.0% of assets, at June 30, 2007.  Book value per common share increased to $17.72 at March 31, 2008 from $17.07 at June 30, 2007. The increase in equity was primarily attributable to net income of $281,000 for the nine months ended March 31, 2008 and to an increase in other comprehensive income of $652,000, net of taxes, in the market value of available-for-sale securities.

Net loans receivable increased $7.3 million, or 4.6%, to $166.2 million at March 31, 2008 from $159.0 million at June 30, 2007. The increase in net loans receivable was due to an increase in lending activity during the quarter ended March 31, 2008. In spite of the challenging economic conditions nationally, there was some improvement in loan demand in the Bank’s primary market area, resulting in increased commercial real estate and commercial business lending. In addition, as a result of lower interest rates refinancing and new lending activity increased. Customer deposits increased $8.1 million, or 4.2%, to $198.1 million at March 31, 2008 from $190.1 million at June 30, 2007.

Non-performing assets increased during the first nine months of fiscal 2008 by $345,000, to $3.9 million at March 31, 2008 from $3.5 million at June 30, 2007. Non-accrual loans increased by $8,000, loans past due and continuing to accrue interest decreased by $359,000, and real estate owned and repossessed assets increased by $696,000. During the nine months ended March 31, 2008, the Bank also charged off loans totaling $988,000, compared to charged-off loans totaling $95,000 during the nine months ended March 31, 2007.

The Bank continues to operate under a Memorandum of Understanding (“MOU”) with the Office of Thrift Supervision (the “OTS”). All items required by the MOU have been completed, and the Bank has prepared and filed reports with the OTS comparing actual operating results and financial position to the budgeted operating results and financial condition included in the business plan it submitted to the OTS each month since October 2007.

The Company currently does not currently have a stock repurchase plan in place.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services’ laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:  Daniel P. Katzfey, President and Chief Executive Officer     (417) 926-5151

First Bancshares, Inc. and Subsidiaries
Financial Highlights
(In thousands, except per share amounts)

	Quarter		Nine Months
	Ended March 31,		Ended March 31,
	2008	2007	2008	2007
Operating Data:

Total interest income	$3,690	$3,437	$11,242	$10,081

Total interest expense	1,815	1,913	5,883	5,347

Net interest income	1,875	1,524	5,359	4,734

Provision for loan losses	428	40	581	280

Net interest income after provision
for loan losses	1,447	1,484	4,778	4,454

Non-interest income	708	691	2,174	1,919

Non-interest expense	2,148	1,975	6,427	6,080

Income (loss) before income tax	7	200	525	293

Income tax expense (benefit)	39	8	244	28

Net income (loss)	$(32)	$192	$281	$265
Net income (loss) per share-basic	$(0.02)	$0.12	$0.18	$0.17
Net income (loss) per share-diluted	$(0.02)	$0.12	$0.18	$0.17

	At	At
	March 31,	June 30,
Financial Condition Data:	2008	2007

Total assets	$249,013	$241,331

Loans receivable, net	166,243	158,993

Non-performing assets	3,887	3,539

Cash and cash equivalents, including interest-bearing deposits	16,420	21,030

Investment securities	45,597	42,854

Customer deposits	198,141	190,090

Borrowed funds	22,407	24,103

Stockholders' equity	27,469	26,468

Book value per share	$17.72	$17.07